SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                          Date of Report - July 9, 2001
                                          ---------------
                        (Date of earliest event reported)


                            QUAD SYSTEMS CORPORATION
                            ------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                      0-21504               23-2180139
         --------                      -------              ----------
  (State of incorporation)           (Commission           (IRS Employer
                                     File Number)        Identification No.)



          2405 Maryland Road, Willow Grove, Pennsylvania      19090
          ----------------------------------------------      -----
             (Address of principal executive offices)       (Zip Code)



    Registrant's telephone number, including area code     (215) 657-6202
                                                           --------------

Item 5.  Other Events
         ------------

      On July 9, 2001, Quad Systems Corporation ("Quad") completed the sale of its business and substantially all of its U.S. assets other than accounts receivable, including the Quad name, to Tyco Electronics Corporation, a Pennsylvania corporation and a subsidiary of Tyco International Ltd., ("Tyco") on the terms described below. In connection with the sale, Quad will now be known as Epigenesis, Inc., until the completion of its expected liquidation. On July 11, 2001, Quad also completed the sale of the business and assets of Quad's U.K. subsidiary to an affiliate of Tyco.

      Until the sale, Quad had been operating its business as a debtor and a debtor-in-possession in Chapter 11 bankruptcy proceedings pending before the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court"). Quad entered into the Agreement of Sale and consummated the transaction with Tyco with the prior approval of the Bankruptcy Court. Following the closing, Tyco will continue to operate the assets that formerly comprised Quad's business.

     The total purchase price for the sale of the U.S. assets was approximately $5.2 million, subject to post-closing adjustment in certain circumstances based on the post-closing value of the assets transferred, plus the assumption of certain liabilities. The purchase price was paid in cash at closing, net of a hold-back of $1,250,000 to secure any such post-closing adjustment and certain continuing warranty obligations of Quad in connection with the sale of Quad's assets and its U.K. subsidiary. The Quad U.K. subsidiary was sold for approximately (U.S.) $550,000, plus the assumption of certain liabilities. After payment of secured indebtedness aggregating approximately $1,140,000, Quad currently expects that net proceeds from the U.S. sale of approximately $2.8 million will be available to pay priority and general unsecured claimants in Quad's bankruptcy proceedings under a plan of reorganization/liquidation that Quad expects to file with and have approved by the Bankruptcy Court. The proceeds of Quad's retained accounts receivable, and any portion of the $1,250,000 holdback ultimately paid over to Quad will also be available to pay claimants in the bankruptcy proceedings. It is not anticipated that any distribution will be made to any of Quad's equity securityholders, in connection with its bankruptcy proceedings or otherwise. Quad expects that Tyco will retain some portion of the $1,250,000 holdback upon completion of the post-closing adjustment.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

       (c) Exhibits

           99    Press Release, dated July 12, 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     QUAD SYSTEMS CORPORATION


    Dated:  July 12, 2001            By    /s/ Anthony R. Drury
                                         ------------------------------
                                         Anthony R. Drury
                                         Senior Vice President, Finance
                                         and Chief Financial Officer
                                         (Principal Accounting Officer
                                         and duly authorized officer)

                            QUAD SYSTEMS CORPORATION

                           CURRENT REPORT ON FORM 8-K


                                  EXHIBIT INDEX
                                  -------------

 Exhibit
   No.         Exhibit
 ------        -------

   99           Press Release, dated July 12, 2001